Form of Amendment No. 1 to the Custodian Agreement


TCW Galileo Funds, Inc. and Investors Bank & Trust Company hereby agree to amend the Custodian Agreement ("Agreement") entered into by the parties. This amendment shall be effective December 1, 2001.

All other terms and conditions of the Agreement will remain in full force and effect, including the existing provisions of Appendix A and any amendments thereof.

                                   Appendix A


                                      Fund
                        TCW Galileo Diversified Value Fund
                        TCW Galileo Opportunity Fund
                        TCW Galileo Income + Growth Fund

IN WITNESS WHEREOF, the parties have agreed to and executed this amendment to the Agreement effective December 1, 2001.


Attest                                          TCW Galileo Funds, Inc.



-----------------------                         --------------------------
By:--------------------                         Marc I. Stern
Title:-----------------                         Chairman




                                                --------------------------
                                                Alvin R. Albe, Jr.
                                                President

Attest                                          Investors Bank & Trust Company


------------------------                        By:------------------------
By:---------------------
Title:------------------                        Title:---------------------